InspireMD Announces CGuardTM Embolic Prevention System Commercialization Approval in Russia

BOSTON, MA – November 14, 2016 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, today announced that it has received regulatory approval to commercialize the CGuardTM Embolic Prevention System for the treatment of carotid artery disease in Russia. The approval was granted by Russia’s Federal Service for Surveillance in Healthcare (Roszdravnadzor). According to a presentation titled “Carotid Stenting and Surgery in 2016 in Russia” at Novosibirsk Research Institute of Circulation Pathology, the Management Board Report of Russian Society of Angiology and Vascular Surgeons reported that Russia, among all European countries, has the highest rate of mortality from cerebrovascular disease. The presentation[i] concluded that carotid stenting in Russia has been increased among carotid reconstructions.

“The approval of CGuardTM in Russia is another important commercial milestone for the Company’s continued growth,” said James Barry, PhD, Chief Executive Officer of InspireMD, “With this approval coming on the heels of our positive 12-month follow up data from PARADIGM-101, we are pleased to bring this technology to another important market in the global marketplace.”

As previously announced, Prof. Piotr Musialek, MD, DPhil, FESC, from the Jagiellonian University Department of Cardiac & Vascular Diseases, in Krakow, Poland, reported 12-month follow up data from PARADIGM-101 at the Transcatheter Cardiovascular Therapeutics 2016 scientific symposium. PARADIGM-101 is an investigator-led clinical study evaluating the use of CGuard™ EPS in 101 consecutive patients with carotid artery stenosis. A link to the data results and presentation can be accessed: http://www.inspiremd.com/en/wp-content/uploads/TCT_16.-PARADIGM-12M_-Piotr-Musialek.pdf

About PARADIGM

PARADIGM is an investigator-initiated Prospective evaluation of All-comer peRcutaneous

cArotiD revascularization In symptomatic and increased-risk asymptomatic carotid artery stenosis, using CGuard™ Mesh-covered embolic prevention stent system. Dr. Musialek previously presented data from the first cohort in the PARADIGM study, which comprised 71 CGuard™ EPS procedures in unselected all-comer patients, at EuroPCR 2015. The early outcome data in the target cohort of 101 patients were presented as a Late-Breaking Clinical Trial at EuroPCR 2016 and were simultaneously published in EuroIntervention. These data showed a 100% success rate for the CGuard Embolic Prevention System during the placement procedure. Importantly, there were no procedure-related complications during CGuardTM EPS placement and at 30 days post procedure. Similarly, there were no major adverse cardiac or neurological events, as determined by operator-independent neurologist and non-invasive cardiologist evaluation. The new data presented at TCT are important because they confirm safety and durability of the CGuardTM EPS innovative treatment over 12 months.

About CGuard™ EPS

The CGuard™ EPS is designed to prevent peri-procedural and late embolization by trapping potential emboli against the arterial wall while maintaining excellent perfusion to the external carotid artery.

MicroNet™ is a bio-stable mesh woven from a single strand of 20 micron Polyethylene Terephthalate (PET).

CGuard™ EPS is CE Marked and not approved for sale in the U.S. by the U.S. Food and Drug Administration at this time.

Carotid stenosis is a narrowing of the carotid arteries, the major arteries that supply blood and oxygen to the brain. This narrowing results from a buildup of plaque inside the blood vessel and reduces blood flow to the brain. The presence of plaque in the blood vessel can also cause the development of blood clots, which may also reduce blood flow to the brain. In some cases, plaque may rupture or dislodge from the vessel wall and block smaller downstream arteries. Patients with carotid stenosis have an increased risk of stroke as a result of cerebral embolism and decreased blood flow to the brain.

Patients with symptomatic carotid stenosis are typically treated by placement of a stent inside the blood vessel in order to re-open the carotid artery and improve blood flow to the brain. InspireMD’s CGuardTM EPS uses the company’s patented MicroNet™ technology to provide the revascularization benefits of a stent with a mesh “safety net” that secures the plaque against the blood vessel’s arterial wall and thereby prevents plaque and other debris from flowing through the stent’s scaffold.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.
Craig Shore
Chief Financial Officer
Phone: 1-888-776-6804 FREE
Email: craigs@inspiremd.com

Lazar Partners
David Carey
Investor Relations
Phone: (212) 867-1768
Email: dcarey@lazarpartners.com

i Starodubtsev V, Karpenko A, Ignatenko P. Carotid stenting and surgery in 2016 in Russia. Novosibirsk Research Institute of Circulation Pathology. 2016. http://acst-2.org/onewebmedia/10.Starodubtsev.pdf. Accessed November, 13, 2016.